Exhibit 99

BENCON Benz & Co., Kappelistrasse 45, CH-8002 Zurich
Hendrik Hammje, Chairman
Duravest Inc.
1040 S Milwaukee Ave, Suite 250
November 14, 2008	Wheeling, IL 60090, USA

Resignation Letter

Dear Hendrik

As discussed today during our Board meeting please take note of my resignation from the Board of Directors as of today.

The engagement contract as an independent contractor for servicing as interim Chief Financial Officer of January 26, 2007 between Duravest Inc. and BENCON Benz & Co. will herewith be terminated as well.

Kind regards

BENCON Benz & Co.

/s/ Dieter H. Benz

Dieter H. Benz

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BENCON Benz & Co.	Tel.:	+41 43 399 91 93	E-Mail: dieter.benz@bencon.ch
Kappelistrasse 45	Fax:	+41 43 399 96 92	MWSt Nr. 670 049
CH-8002 Zürich	Mobile:	+41 79 695 85 00